EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-54394) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and Amended and Restated 1991 Outside Directors’ Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-46386) pertaining to the Input/Output, Inc. 1990 Restricted Stock Plan, 1990 Stock Option Plan and 1991 Directors’ Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 33-85304) pertaining to the Input/Output, Inc. Amended 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1991 Outside Directors Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-14231) pertaining to the Input/Output, Inc. 1996 Non-Employee Director Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-24125) pertaining to the Input/Output, Inc. Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-80297) pertaining to the Input/Output, Inc. 1998 Restricted Stock Plan,

(7)	Registration Statement (Form S-8 No. 333-80299) pertaining to the Input/Output, Inc. Amended and Restated 1990 Stock Option Plan and the Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan,

(8)	Registration Statement (Form S-8 No. 333-36264) pertaining to the Input/Output, Inc. 2000 Restricted Stock Plan,

(9)	Registration Statement (Form S-8 No. 333-49382) pertaining to the Input/Output, Inc. 2000 Long-Term Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-60950) pertaining to the Input/Output, Inc. Non-Employee Directors’ Retainer Plan,

(11)	Registration Statement (Form S-8 No. 333-112677) pertaining to the Input/Output, Inc. 2003 Employee Stock Option Plan,

(12)	Registration Statement (Form S-8 No. 333-116355) pertaining to the GX Technology Corporation Employee Stock Option Plan,

(13)	Registration Statement (Form S-8 No. 333-117716) pertaining to the Input/Output, Inc. Concept Systems Employment Inducement Stock Option Program,

(14)	Registration Statement (Form S-8 No. 333-123831) pertaining to the Input/Output, Inc. GX Technology Corp. Employment Inducement Stock Option Program and the Input/Output, Inc. April 2005 Inducement Equity Program,

(15)	Registration Statement (Form S-8 No. 333-125655) pertaining to the Input/Output, Inc. 2004 Long-Term Incentive Plan,

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(16)	Registration Statement (Form S-8 No. 333-135775) pertaining to the Input/Output, Inc. Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

(17)	Registration Statement (Form S-3 No. 333-112263) of Input/Output, Inc.,

(18)	Registration Statement (Form S-3 No. 333-115345) of Input/Output, Inc.,

(19)	Registration Statement (Form S-3 No. 333-123632) of Input/Output, Inc.,

(20)	Registration Statement (Form S-8 No. 333-145274) pertaining to the Third Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan,

(21)	Registration Statement (Form S-3 No. 333-148235) of ION Geophysical Corporation (formerly known as Input/Output, Inc.), and

(21)	Registration Statement (Form S-3 No. 333-149458) of ION Geophysical Corporation (formerly known as Input/Output, Inc.).
of our report dated October 31, 2008, with respect to the combined balance sheets of ARAM Group of Companies as at December 31, 2007 and 2006 and the related audited combined statements of net income, comprehensive income and retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005, appearing in the current report on Form 8-K/A of ION Geophysical Corporation, filed with the Securities and Exchange Commission on November 3, 2008.
/s/ PricewaterhouseCoopers LLP
Calgary, Alberta
November 3, 2008

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